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                                                                    Exhibit 99.1
                                                                    ------------


                  PROXY SOLICITED BY LAKEVIEW FINANCIAL CORP.


     The undersigned, a holder of record of shares of common stock, par value $2.00 per share ("Lakeview Common Stock"), of Lakeview Financial Corp., a New Jersey corporation ("Lakeview"), hereby appoints the Board of Directors of Lakeview, or its designee, the proxy or proxies of the undersigned, to attend the Special Meeting of Lakeview shareholders held at Valley Regency, 1129 Valley Road, Clifton, New Jersey at 10:00 a.m. on April 27, 1999, (and any adjournments, postponements, continuations or reschedulings thereof), at which holders of Lakeview Common Stock will be voting on, among other things, approval and adoption of the Agreement and Plan of Merger, dated as of December 15, 1998, between Lakeview and Dime Bancorp, Inc. ("Dime"), pursuant to which Lakeview will merge with and into Dime and such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting and to vote as specified in this proxy all the shares of Lakeview Common Stock which the undersigned would otherwise be entitled to vote if personally present. The undersigned hereby revokes any previous proxies with respect to the matters covered in this proxy.

     THE BOARD OF DIRECTORS OF LAKEVIEW UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL.

     IF RETURNED CARDS ARE SIGNED BUT NOT MARKED, THE UNDERSIGNED WILL BE DEEMED TO HAVE VOTED FOR THE PROPOSAL AND AS DETERMINED BY A MAJORITY OF THE LAKEVIEW BOARD AS TO ANY OTHER MATTER.

     THE BOARD OF DIRECTORS OF LAKEVIEW UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL SET FORTH BELOW.

     1. APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF DECEMBER 15, 1998, BETWEEN LAKEVIEW AND DIME, PURSUANT TO WHICH LAKEVIEW WILL MERGE WITH AND INTO DIME.

          FOR                     AGAINST                  ABSTAIN

          [_]                       [_]                      [_]

     2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS, CONTINUATIONS OR RESCHEDULINGS HEREOF.


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Date: _____________________________, 1999      Please sign your name exactly as it appears hereon. When
                                               shares of Lakeview Common Stock are held of record by
_______________________________________        joint tenants, only one need sign. When signing as an
       Signature (Title, if any)               attorney-in-fact, executor, administrator, trustee or
                                               guardian, please give full title as such. If a corporation,
___________________________________________    please sign in full corporate name by president or
       Signature (Title, if any)               authorized officer. If a partnership, please sign in
                                               partnership name by authorized person.
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